UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 19, 2008

I.R.S.
Commission	Exact name of registrant as specified in its charter	State of	Employer
File Number	and principal office address and telephone number	Incorporation	Identification No.
1-16163	WGL Holdings, Inc. 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-2000	Virginia	52-2210912
0-49807	Washington Gas Light Company 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-4440	District of Columbia and Virginia	53-0162882

Former name or former address, if changed since last report: None
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02:	DEPARTURE OF DIRECTOR OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS
WGL Holdings, Inc. and its public utility subsidiary, Washington Gas Light Company (together, the “Companies”), reported that on December 19, 2008, Mr. James H. DeGraffenreidt, Jr., Chairman of the Board and Chief Executive Officer of the Companies, advised the Companies’ boards of directors that he will retire from the Companies and their boards of directors effective on October 1, 2009.
The boards of directors of the Companies have approved a succession plan providing that Mr. Terry D. McCallister, who is presently serving as President and Chief Operating Officer of the Companies, will become Chairman and Chief Executive Officer of the Companies upon the retirement of Mr. DeGraffenreidt on October 1, 2009. Mr. McCallister has also been nominated for election as a director of the Companies at the annual meetings of shareholders of the Companies that are scheduled to be held on March 5, 2009.
In connection with Mr. McCallister’s nomination to the Companies’ boards of directors, an amendment to the Washington Gas Light Company Bylaws will be adopted to increase the number of directors from eight persons to nine persons effective with the annual meeting of shareholders on March 5, 2009. The board of directors of WGL Holdings, Inc. will adopt a resolution to increase the number of directors from eight persons to nine persons, effective with the annual meeting of shareholders on March 5, 2009.
ITEM 7.01: REGULATION FD DISCLOSURE
On December 23, 2008, the Companies issued a news release announcing these management changes. A copy of the news release is furnished as Exhibit 99.1 to this Current Report on Form
8-K.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits
The following exhibit is furnished herewith:
      99.1 News Release issued December 23, 2008.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this Report to be signed on their behalf by the undersigned hereunto duly authorized.

WGL Holdings, Inc.
and
Washington Gas Light Company
(Registrants)

Date: December 23, 2008	/s/ Mark P. O’Flynn

Mark P. O’Flynn
Controller
(Principal Accounting Officer)

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